Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated: November 23, 2010

Among

GIRAFFE ACQUISITION CORPORATION

to be merged with and into

THE GYMBOREE CORPORATION

and

MORGAN STANLEY & CO. INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 23 , 2010, by and among Giraffe Acquisition Corporation, a Delaware corporation ( “MergerCo”) and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC (the “Initial Purchasers”). Upon consummation of the acquisition of The Gymboree Corporation, a Delaware corporation (the “Company”), by MergerCo, the Company and each of the Company’s subsidiaries who will subsequently become guarantors (the “Guarantors”) of the Notes pursuant to the Purchase Agreement (each as defined below) will execute and deliver a Joinder Agreement hereto substantially in the form attached as Exhibit A hereto (the “Joinder Agreement”) and shall thereby join this Agreement.

References herein to the “Issuer” refer (i) prior to consummation of the Acquisition, solely to MergerCo and (ii) following consummation of the Acquisition and upon execution of the Joinder Agreement, to the Company.

This Agreement is made pursuant to the Purchase Agreement dated November 18, 2010 (the “Purchase Agreement”), by and among MergerCo and the Initial Purchasers and, after giving effect to the Joinder Agreements referred to therein, the Company and the Guarantors, which provides for the sale by MergerCo to the Initial Purchasers of an aggregate of $400.0 million principal amount of MergerCo’s 9.125% Senior Notes due 2018 (the “Notes”). Following consummation of the Acquisition, the Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2(d) hereof.

“Board of Directors” means, with respect to any Person, the Board of Directors (or other governing body serving a similar function) of such Person, any duly authorized committee of such Board of Directors or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Offer” shall mean the exchange offer by the Issuer of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean notes issued by the Issuer and Guarantees of the Guarantors under the Indenture containing terms identical to the applicable Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from December 1, 2010, (ii) the Exchange Securities will not contain restrictions on transfer and (iii) the Exchange Securities will not be entitled to Additional Interest) to be offered to Holders of such Securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successor.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered beneficial owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indenture” shall mean the indenture relating to the Securities dated as of November 23, 2010 by and between MergerCo and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Supplemental Indenture (if any) by and among the Company, the Guarantors and the Trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security (i) as of the date on which such Security has been exchanged by a Person other than a broker-dealer for an Exchange Security in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Security for an Exchange Security, as of the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) as of the date on which such Security has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement; (iv) as of the first date on or after the two year anniversary of the Closing Date that such Security is eligible for sale pursuant to Rule 144 under the 1933 Act; or (v) as of the date on which such Security ceases to be outstanding for purposes of the Indenture.

“Registration Default” shall have the meaning set forth in Section 2(d) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred by the Issuer in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one law firm acting as counsel for any underwriters or Holders, which shall be Cahill Gordon & Reindel LLP, or such other counsel as is reasonably acceptable to the Issuer in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons incurred by the Issuer in preparing or assisting in printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements incurred by the Issuer relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors, and in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be Cahill Gordon & Reindel LLP or such other counsel as is selected by the Majority Holders and is reasonably acceptable to the Issuer, and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Issuer and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by this Agreement or incident to the performance of this Agreement, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(c) hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Issuer and the Guarantors shall use commercially reasonable efforts to cause to be filed, and to be declared effective under the 1933 Act, an Exchange Offer Registration Statement on or prior to 250 days after the date (the “Acquisition Date”) of the consummation of the Acquisition, covering the offer by the Issuer and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Issuer and the Guarantors shall properly commence the Exchange Offer and shall use commercially reasonable efforts to issue, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC but not later than 250 days after the Acquisition Date, Exchange Securities in exchange for all Registrable Securities tendered prior thereto in the Exchange Offer. The Issuer and the Guarantors shall commence the Exchange Offer by delivering the related exchange offer Prospectus and accompanying documents to each Holder, through the common depositary for the Securities or otherwise, stating in such Prospectus or accompanying documents in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest (but not Additional Interest), but will not retain any rights under this Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letter of transmittal, to the institution and at the address specified in the notice (or through the procedures of the common depositary for the Securities) prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged (or through the procedures of the common depositary for the Securities).

As soon as reasonably practicable after the last Exchange Date, the Issuer shall:

(i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue,

and cause the Trustee to promptly authenticate, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Issuer and the Guarantors shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. Other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff, the Exchange Offer shall not be subject to any conditions, except as otherwise provided in this Agreement. Upon the Initial Purchasers’ request, the Issuer and the Guarantors shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

Each Holder participating in the Exchange Offer shall be required, as a condition to participating in such Exchange Offer, to represent to the Issuer and the Guarantors that (i) it is acquiring the Exchange Securities to be received by such Holder in the ordinary course of its business, (ii) such Holder is not engaged in, and does not intend to engage in, and has no arrangements or understanding with any person to participate in, a distribution (within the meaning of the 1933 Act) of the Exchange Securities in violation of the 1933 Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 under the 1933 Act, of the Issuer or the Guarantors, and (iv) if such Holder is a broker-dealer registered under the 1934 Act, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the 1933 Act (including the prospectus delivery requirements in connection with any resale of such Exchange Securities). Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery or availability, if applicable, requirements of the 1933 Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Issuer.

(b) In the event that (i) the Issuer and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason consummated within the time period provided for in Section 2(a) above, (iii) any Holder of Registrable Securities notifies the Issuer prior to the 20th business day following the completion of the Exchange Offer that: (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Securities acquired directly from the Issuer or an affiliate of thereof, then the Issuer and the Guarantors shall: in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the 1933 Act no later than 30 days after the time such obligation to file arises (but no earlier than 250 days after the Acquisition Date), a Shelf Registration Statement. The Issuer and the Guarantors agree to use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than 90 days after such Shelf Registration Statement filing obligation arises (but no earlier than 360 days after the Closing Date); provided, that if at any time the Issuer is or becomes a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act) and the Issuer and the Guarantors are eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), then the Issuer and the Guarantors shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405 under the 1933 Act. The Issuer and the Guarantors agree to use all commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the first anniversary of the Acquisition Date or such time as there are no longer any Registrable Securities outstanding. The Issuer and the Guarantors agree, after the effective date of the Shelf Registration Statement and promptly upon the request of any Holder of Registrable Securities that has not then returned the information regarding such Holder set forth in Section 3(a)(xvi), to use all commercially reasonable efforts to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such Holder), provided, however, that nothing in this sentence shall relieve any such Holder of the obligation to return information regarding such Holder in accordance with Section 3(a)(xvi). Notwithstanding anything to the contrary herein, in no event will the Issuer be required to file a post-effective amendment or prospectus supplement with respect to the Shelf Registration Statement more than once during any calendar quarter.

The Issuer and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuer and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registrations or if reasonably and timely requested by a Holder with respect to information relating to such Holder, and to use commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable, provided that the Issuer and the Guarantors shall not be required to amend the Shelf Registration Statement to add additional Holders more than once per calendar quarter. The Issuer and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after filing such supplement or amendment with the SEC, provided, that the Issuer and the Guarantors shall not be required to provide such Holder with copies of Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

(c) The Issuer and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and all fees and expenses incurred by such Holder in connection with the performance of such Holder’s obligations under Section 3(a)(xvi).

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

If:

(1) the Issuers and the Guarantors fail to consummate the Exchange Offer by the 250th day after the Acquisition Date; or

(2) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the applicable period specified in this Agreement (subject to any applicable suspension period permitted by Section 3(b)) (each such event referred to in the preceding clauses (1) and (2), a “Registration Default”), then the Issuers and the Guarantors will pay interest in addition to the per annum rate then applicable to the Securities (“Additional Interest”) to each Holder of Registrable Securities until all Registration Defaults have been cured.

The rate of the Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all applicable Registration Defaults have been cured, up to a maximum Additional Interest rate of 1.0% per annum. All accrued Additional Interest will be paid by the Issuer and the Guarantors on the next scheduled interest payment date to the Depository Trust Company or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Once (i) the Issuer and the Guarantors consummate an Exchange Offer with respect to the Exchange Offer Registration Statement (in the case of a Registration Default pursuant to clause (1) above, (ii) the applicable Registration Statement that had ceased to be effective thereafter becomes effective (in the case of a Registration Default pursuant to clause (2) above) or (iii) the second anniversary of the Closing Date, the accrual of Additional Interest, if any, shall cease.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial

Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

(a) In connection with the obligations of the Issuer and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors shall:

(i) use commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Issuer and the Guarantors and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(ii) use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities but in no event later than the date that is 180 days after the consummation of the Exchange Offer;

(iii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to the one counsel for the Holders designated pursuant to this Agreement and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus as reasonably requested, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request other than exhibits to documents incorporated by reference or exhibits thereto or documents available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, in order to facilitate the public sale or other disposition of the Registrable Securities; and, subject to Sections 3(a)(ix) and 3(a)(xvi), the Issuer consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv) use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing a reasonable time prior to the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Issuer nor any of the Guarantors shall be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iv), (2) file any general consent to service of process or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v) in the case of a Shelf Registration, notify each Holder of Registrable Securities who has provided contact information to the Issuer, the one counsel for the Holders designated pursuant to this Agreement and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Issuer receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances in which they were made) not misleading and (6) of any determination by the Issuer and the Guarantors that a post-effective amendment to a Registration Statement would be appropriate;

(vi) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement and provide prompt notice to each Holder of the withdrawal of any such order;

(vii) in the case of a Shelf Registration, if requested, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration

Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(viii) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Securities;

(ix) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Issuer and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(x) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus (other than filings to be made pursuant to the 1934 Act), after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the one counsel to the Holders designated pursuant to this Agreement) and make such of the representatives of the Issuer and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their one counsel designated pursuant to this Agreement) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the one counsel to the Holders designated pursuant to this Agreement) shall not have previously been advised and furnished a copy and the Issuer shall give reasonable consideration to any comments received from the Initial Purchasers or their counsel (or, in the case of a Shelf Registration Statement, the one counsel to the Holders designated pursuant to this Agreement) prior to filing such Registration Statement, Prospectus, amendment, supplement or other document;

(xi) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(xii) use commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of a majority in principal amount of the Registrable Securities being sold, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and one attorney and one accountant designated by such Holders in accordance with this Agreement, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuer and the Guarantors, and cause the respective officers, directors and employees of the Issuer and the Guarantor to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that (1) the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders, underwriters and representatives thereof by one counsel for the Holders and one counsel for the underwriters, who shall be such counsel as may be chosen by the Holders of a majority in principal amount of the Securities or by the underwriters, as the case may be, and (2) if any such information is identified by the Issuer or any Guarantor as being confidential or proprietary, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including, with respect to Holders and their representatives, entering into customary confidentiality agreements;

(xiv) [Reserved];

(xv) in the case of a Shelf Registration, enter into such customary agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, if requested by the Holders of a majority in principal amount of the Securities covered by a Shelf Registration Statement, not more than one Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, (2) use commercially reasonable efforts to obtain opinions of counsel to the Issuer and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their counsel, it being agreed that Ropes & Gray LLP is reasonably satisfactory) addressed to each Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) use commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or the Guarantors, or of any business acquired by the Issuer or the Guarantors for which financial statements and financial data are included in the Registration Statement) addressed to each Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer made pursuant to the underwriting agreement and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xvi) in the case of a Shelf Registration Statement, the Issuer and the Guarantors shall require each Holder of Registrable Securities, and such Holder shall be obligated upon such request, to furnish to the Issuer and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer and the Guarantors may from time to time reasonably request in writing. In addition, each selling Holder agrees to promptly furnish additional information required under Item 507 or 508 of Regulation S-K, as applicable. So long as any Holder fails to furnish such information in a reasonably timely manner after receiving the request, the Issuer and the Guarantors shall (i) have no obligation under this Agreement to provide for the disposition of such Holder’s Registrable Securities in the Shelf Registration Statement in respect to which such information was requested, (ii) not be required to provide for the disposition of such Holder’s Registrable Securities in any post-effective amendment to such Shelf Registration Statement or any future Shelf Registration Statement that is not otherwise required to be filed and (iii) not be required to pay any Additional Interest as provided in Section 2(d) hereof. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Issuer all information regarding such Holder and the proposed distribution by the Holder of such Registrable Securities required under Regulation S-K.

(b) Each Holder agrees that, upon receipt of any notice from the Issuer and the Guarantors of the happening of any event or the existence of any fact of the kind described in Section 3(a)(v) hereof or the existence of a Shelf Suspension Period (as defined below), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof or until it is advised in writing by the Issuer that the use of the Prospectus may be resumed and has received any additional or supplemental filings that are incorporated by reference into the Prospectus. If so directed by the Issuer and the

Guarantors, such Holder will deliver to the Issuer and the Guarantors (at their expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Any Issuer election to suspend use of the Exchange Offer Registration Statement pursuant to this paragraph shall not be taken into account in determining whether Additional Interest is due pursuant to Section 2(d) hereof or the amount of such Additional Interest. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for up to 60 consecutive days per Shelf Suspension Period (as defined below) and up to 90 days in the aggregate in any 12-month period (each, a “Shelf Suspension Period”), if the Board of Directors of the Issuer determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

(c) In the Underwritten Offering referred to in Section 3(a)(xv) above, the investment bank or investment banks and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to the approval of the Issuer, which approval shall not be unreasonably withheld or delayed.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer registered under the 1934 Act that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Issuer understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors agree that the provisions of Section 3 of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below (but with such reasonable modifications thereto as determined by the Issuer), in order to expedite or facilitate the disposition of any Exchange

Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Issuer and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(a)(ix), (A) after the Participating Broker-Dealers shall have disposed of the Registrable Securities or (B) for a period exceeding the period specified in Section 3(a)(ii) and Participating Broker-Dealers shall not be authorized by the Issuer to deliver and shall not deliver such Prospectus after such date or such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Issuer and the Guarantors by the Initial Purchasers or with the reasonable request in writing to the Issuer by one or more Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Issuer and the Guarantors shall be obligated to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated or such other representative as is designated by a majority in interest of the Participating Broker-Dealers if Morgan Stanley & Co. Incorporated elects not to act as such representative, and shall not be obligated to pay the fees and expenses of any counsel representing the Participating Broker-Dealers.

5. Indemnification and Contribution.

(a) The Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by Holder or any such controlling Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (including any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Issuer in writing by or on behalf of any Holder expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Issuer, the Guarantors, or any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to the Holders, but only with reference to information relating to such Holder furnished to the Issuer in writing by or on behalf of such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The indemnifying party may take the primary responsibility for supervising any such defense (with counsel reasonably satisfactory to the indemnified party), provided, however, that the indemnified party shall be promptly informed of all material developments with respect to such proceeding by the indemnifying party, the indemnified party shall have the right to ask reasonable questions of such counsel and the indemnifying party and, with respect to any matters that relate directly to such indemnified party in such proceedings, shall be consulted by the indemnifying party. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all of the indemnified parties who are party to such action, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Issuer. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (other than by reason of the exceptions provided in these paragraphs), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer, the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e) The Issuer, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the dollar amount of the gross proceeds (before deducting any commissions or other fees or expenses) received by such Holder from the sale of the Registrable Securities by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Issuer, the Guarantors, their respective officers or directors or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Issuer and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s or the Guarantors’ other issued and outstanding securities under any agreement in effect on the date hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Notwithstanding the foregoing, (i) a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to a Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being so tendered or registered and (ii) no consent is necessary from any Holder in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer or the Guarantors by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement and, with respect to any other Holder, the address set forth on the records of the registrar under the Indenture; and (ii) if to the Issuer and the Guarantors, at the Issuer’s address set forth in the Purchase Agreement, notice of which is given in accordance with the provisions of this Section 6(c), with a copy to Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199, Phone: (617) 951-7000, Fax: (617) 951-7050, Attention: Joel F. Freedman, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Issuer and the Guarantors shall not purchase and then resell or otherwise transfer any Securities in violation of the 1933 Act.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

Issuer:

GIRAFFE ACQUISITION CORPORATION

By:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Vice President and Secretary

Signature Page to Registration Rights Agreement

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Fred Stupart
Name: Fred Stupart
Title:

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Mark W. Filipski
Name: Mark W. Filipski
Title: Managing Director

Signature Page to Registration Rights Agreement

EXHIBIT A

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

Reference is hereby made to the Registration Rights Agreement, dated November 23, 2010 (the “Registration Rights Agreement”), by and among Giraffe Acquisition Corporation (“MergerCo”), the Initial Purchasers named therein and the other parties thereto. Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as the Issuer or a Guarantor (as applicable) each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Issuer or a Guarantor (as applicable) under the Registration Rights Agreement as if it were an original signatory thereto.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this [    ] day of November, 2010.

The Gymboree Corporation

By:
Name:
Title:

[Guarantor]

By:
Name:
Title:

[Registration Rights Joinder Agreement]